Exhibit 99.1

NEWS

FOR RELEASE: 7:00 a.m. CT, Thursday, May 3, 2007

Charter Reports First-Quarter
Financial and Operating Results

Quarterly adjusted EBITDA growth of 13.2% on a pro forma basis, the highest increase in more than four years

332,200 quarterly net RGU additions on a pro forma basis,
the largest increase in over five years

St. Louis, MO - May 3, 2007 - Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, the “Company” or “Charter”) today reported its first-quarter 2007 financial and operating results.

Highlights:

•	First-quarter revenues of $1.425 billion grew 10.7% year over year on a pro forma basis and 8.0% on an actual basis, driven by strong telephone and high-speed Internet (HSI) performance.
•
First-quarter adjusted EBITDA of $496 million increased 13.2% year over year on a pro forma basis and 10.7% on an actual basis. (Adjusted EBITDA is defined in the “Use of Non-GAAP Financial Metrics” section and is reconciled to net cash flows from operating activities in the addendum of this news release.)

•	Revenue generating units (RGUs) increased by 332,200 on a pro forma basis during the first quarter of 2007, with higher customer growth in every category compared to first-quarter 2006.
•	Average revenue per analog video customer (ARPU) increased 12.3% year over year, driven by increased sales of bundled packages, and advanced services growth.

“Charter continued to show strong momentum in the first quarter, generating the highest quarterly unit growth in over five years and delivering double-digit increases in revenues and adjusted EBITDA,” said Neil Smit, President and Chief Executive Officer. “Disciplined and consistent execution drove improvements across the key operating metrics of our business. This is further evidence that we now have the people, the products, and the platform for success.”

In addition to the actual results for the three months ended March 31, 2006 and 2007, we have provided in this release pro forma results for the three months ended March 31, 2006, and December 31, 2006. We believe these pro forma historical results facilitate meaningful comparison to actual results for the three months ended March 31, 2007. Pro forma results in this release reflect (i) our sales of assets in 2006, (ii) our acquisition in January 2006, and (iii) our sales of assets in early January 2007, as if they had occurred as of January 1, 2006. Pro forma income statements for the three months ended March 31, 2006 and pro forma customer statistics are provided in the addendum of this news release.

Key Operating Results

All the following customer growth and ARPU statistics are presented on a pro forma basis. Charter added a net 332,200 RGUs during the first quarter of 2007, with improved net additions in each of our customer categories, as compared to the first quarter of 2006.

▪	Telephone customers increased by approximately 126,800 in the first quarter of 2007, more than double the 55,100 net additions in the year-ago quarter.
▪	HSI customers increased by approximately 123,900, a nearly 20% increase over first-quarter 2006 net additions of 105,400.
▪	Digital video customers increased by approximately 65,000, a 15% increase compared to 56,500 net additions in the year-ago quarter.
▪	Analog video customers increased by approximately 16,500, compared to 10,300 in the first quarter of 2006.

As of March 31, 2007, Charter served approximately 5,716,300 customers, an increase of 21,600 during the first quarter. The Company’s 11,376,800 RGUs were comprised of 5,415,400 analog video, 2,862,900 digital video, 2,525,900 HSI, and 572,600 telephone customers.

First quarter 2007 total ARPU increased 12.3%, with video ARPU increasing 5.2% and HSI ARPU increasing 7.4% , as compared to the same period in 2006.

Strong telephone service growth continued in the first quarter, with total customers increasing nearly 30% since December 31, 2006. Charter Telephone® was available to approximately 7.3 million homes, or 62% of Charter’s footprint, as of March 31, 2007. During 2007, Charter will continue to focus on driving deeper penetration of telephone service and bundled service packages, while further expanding our telephone footprint.

First-Quarter Results

Actual First-Quarter 2007 Compared to Pro Forma First-Quarter 2006

First-quarter revenues were $1.425 billion, an increase of $138 million, or 10.7%, on a pro forma basis, resulting from increases in digital video, HSI, and telephone customers, and increases in average revenue per customer, versus prior year.

HSI revenues increased $55 million, up 22.8% year over year, and pro forma telephone revenues more than tripled to $63 million from $20 million. Video revenues increased $29 million, up 3.6% year over year on a pro forma basis. Commercial revenues increased $11 million, or 15.7%, on a pro forma basis, as we continued to deploy video, HSI, and telephone services to small and medium-sized businesses.

Revenues increased at a faster rate than operating costs and expenses, reflecting increased operational efficiencies, improved clustering, and benefits from improved third-party contracts.

First-quarter 2007 operating costs and expenses were $929 million, an increase of $80 million, or 9.4%, on a pro forma basis. Our increased operating costs and expenses reflect annual programming rate increases, growth of the Company’s telephone business and other advanced services, increased marketing expenditures to grow and retain customers, and efforts to further improve the customer experience.

Operating expenses, which include programming, advertising sales, and service costs, increased 7.7% year over year. Selling, general, and administrative expenses increased by 13.3% compared to the year-ago quarter, primarily resulting from increased marketing and customer care expenditures in the first quarter of 2007.

Adjusted EBITDA totaled $496 million for the first quarter of 2007, an increase of 13.2% compared with the year-ago quarter on a pro forma basis.

Net cash flows from operating activities for the first quarter of 2007 were $266 million, compared to $186 million on a pro forma basis for the year-ago quarter. The increase is primarily the result of the increase in Adjusted EBITDA and the change in operating assets and liabilities, offset by an increase in interest on cash pay obligations.

Actual First-Quarter 2007 Compared to Actual First-Quarter 2006

First-quarter revenues increased 8.0% and operating costs and expenses increased 6.5% compared to year-ago actual results. Adjusted EBITDA totaled $496 million for the first quarter of 2007, an increase of 10.7% on an actual basis.

Operating income from continuing operations increased by $164 million year over year to $156 million for the first quarter of 2007. Revenue growth exceeded operating costs and expense growth during the period by $48 million, and depreciation and amortization expenses declined by $19 million year over year. In addition, asset impairment charges of $99 million were recorded in the first quarter of 2006, while there was no such charge in the first quarter of 2007.

Net loss and loss per common share for the first quarter of 2007 were $381 million and $1.04, respectively. For the first quarter of 2006, Charter reported a net loss of $459 million and loss per common share of $1.45. Net loss decreased $78 million due to telephone and HSI customer growth, improved operational efficiencies, a $99 million impairment charge recorded in 2006, which did not recur in 2007, and the decrease in depreciation and amortization, partially offset by an increase in income tax expense in 2007.

Net cash flows from operating activities for the first quarter of 2007 were $266 million, compared to $209 million for the year-ago quarter. The variance is primarily the result of the increase in adjusted EBITDA and the change in operating assets and liabilities, offset by an increase in interest on cash pay obligations.

Expenditures for property, plant, and equipment for the first quarter of 2007 were $298 million, compared to first-quarter 2006 expenditures of $241 million. The increase in capital expenditures primarily reflects year-over-year increases in success-based spending for customer premise equipment and scalable infrastructure supporting the growth of our telephone product and other advanced services. Charter expects that approximately three-quarters of its projected $1.2 billion of 2007 capital expenditures will be directed toward success-based activity.

As of March 31, 2007, Charter had $19.3 billion in long-term debt and $205 million of cash on hand, of which $110 million was held by the trustee and restricted for payment of bonds due April 1, 2007. Charter expects that cash on hand, cash flows from operating activities, and amounts available under our credit facilities, will be adequate to meet our cash needs through 2008.

Financing Transactions

In March and April 2007, the Company’s subsidiary, Charter Communications Operating, LLC (Charter Operating) closed on a new $1.5 billion revolving credit facility, a new $1.5 billion term facility, and the refinancing of the $5.0 billion term loan, each with interest rates of LIBOR plus 2.0%. In March 2007, CCO Holdings, LLC (CCO Holdings) closed on a new $350 million third-lien term loan with an interest rate of LIBOR plus 2.5%.

This $8.35 billion of new senior secured credit facilities refinanced the previous $6.85 billion senior secured credit facilities at Charter Operating in addition to securities at various other Charter subsidiaries, including (i) certain notes outstanding at Charter Communications Holdings, LLC (“Charter Holdings”) through a $100 million tender offer; (ii) $550 million of CCO Holdings’ Senior Floating Rate Notes due 2010; (iii) Charter Holdings’ $187 million aggregate principal amount 8.625% Senior Notes due 2009; and (iv) Charter Holdings’ $105 million aggregate principal amount of 8.250% Senior Notes due 2007.

Use of Non-GAAP Financial Metrics

The Company uses certain measures that are not defined by GAAP to evaluate various aspects of its business. Adjusted EBITDA, pro forma adjusted EBITDA, and free cash flow are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA is defined as income from operations before special charges, depreciation and amortization, loss on sale or retirement of assets, asset impairment charges, and stock compensation expense. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s businesses as well as other non-cash or non-recurring items, and is unaffected by the Company’s capital structure or investment activities. Adjusted EBITDA and pro forma adjusted EBITDA are liquidity measures used by Company management and its Board of Directors to measure the Company’s ability to fund operations and its financing obligations. For this reason, it is a significant component of Charter’s annual incentive compensation program. However, this measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing for the Company. Company management evaluates these costs through other financial measures.

Free cash flow is defined as net cash flows from operating activities, less capital expenditures and changes in accrued expenses related to capital expenditures.

The Company believes that adjusted EBITDA, pro forma adjusted EBITDA, and free cash flow provide information useful to investors in assessing Charter’s ability to service its debt, fund operations, and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to the leverage ratio calculation under the Company’s credit facilities or outstanding notes to determine compliance with the covenants contained in the facilities and notes (all such documents have been previously filed with the United States Securities and Exchange Commission). Adjusted EBITDA and pro forma adjusted EBITDA, as presented, are reduced for management fees in the amounts of $32 million and $33 million for the three months ended March 31, 2007 and 2006, respectively, which amounts are added back for the purposes of calculating compliance with leverage covenants.

Additional Information Available on Website

A slide presentation to accompany the first-quarter conference call will be available on the Investor & News Center of our website at www.charter.com in the “Presentations/Webcasts” section. Pro forma data, including disclosure concerning the pro forma data and the basis upon which it was calculated, for each quarter of 2006 can also be found on the Investor & News Center in the “Pro Forma Information” section. The pro forma income statement for the three months ended March 31, 2006, and pro forma historical customer statistics are also provided in the addendum of this news release.

Conference Call

The Company will host a conference call on Thursday, May 3, 2007, at 9:00 a.m. Eastern Time (ET) related to the contents of this release.

The conference call will be webcast live via the Company’s website at www.charter.com. Access the webcast by clicking on “About Charter” at the top of the home page. Participants should go to the call link at least 10 minutes prior to the start time to register. The call will be archived on the website beginning two hours after its completion. Accompanying slides will also be available on the site.

Those participating via telephone should dial 888-233-1576. International participants should dial 706-643-3458.

A replay will be available at (800) 642-1687 or (706) 645-9291 beginning two hours after completion of the call through midnight May 10, 2007. The passcode for the replay is 4583725.

About Charter Communications®

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States.  Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable® video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone.  Charter’s advertising sales and production services are sold under the Charter Media® brand.  More information about Charter can be found at www.charter.com.

# # #
Contact:

Media:                Analysts:
Anita Lamont           Mary Jo Moehle
314/543-2215    314/543-2397

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations.  Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this quarterly report may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to be able to provide under the applicable debt instruments such funds (by dividend, investment or otherwise) to the applicable obligor of such debt;

•	our ability to comply with all covenants in our indentures and credit facilities, any violation of which could trigger a default of our other obligations under cross-default provisions;
•
our ability to pay or refinance debt prior to or when it becomes due and/or refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;

•	competition from other distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers and DSL providers;
•
difficulties in introducing and operating our telephone services, such as our ability to adequately meet customer expectations for the reliability of voice services, and our ability to adequately meet demand for installations and customer service;

•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;
•	general business conditions, economic uncertainty or slowdown; and
•	the effects of governmental regulation, including but not limited to local franchise authorities, on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

# # #

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Three Months Ended March 31,			Three Months Ended March 31,
	2007	2006		2006
	Actual	Actual	% Change	Pro Forma (a)	% Change

REVENUES:
Video	$838	$831	0.8%	$809	3.6%
High-speed Internet	296	245	20.8%	241	22.8%
Telephone	63	20	215.0%	20	215.0%
Advertising sales	63	68	(7.4)%	67	(6.0)%
Commercial	81	73	11.0%	70	15.7%
Other	84	83	1.2%	80	5.0%
Total revenues	1,425	1,320	8.0%	1,287	10.7%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (b)	631	604	4.5%	586	7.7%
Selling, general and administrative (excluding stock
compensation expense) (c)	298	268	11.2%	263	13.3%
Operating costs and expenses	929	872	6.5%	849	9.4%

Adjusted EBITDA	496	448	10.7%	438	13.2%

Adjusted EBITDA margin	34.8%	33.9%		34.0%

Depreciation and amortization	331	350		343
Asset impairment charges	-	99		-
Stock compensation expense	5	4		4
Other operating expenses, net	4	3		3

Operating income (loss) from continuing operations	156	(8)		88

OTHER INCOME (EXPENSES):
Interest expense, net	(464)	(468)		(457)
Other income (expense), net	(4)	11		11
	(468)	(457)		(446)

Loss from continuing operations before income taxes	(312)	(465)		(358)

Income tax expense	(69)	(8)		(28)

Loss from continuing operations	(381)	(473)		(386)

Income (loss) from discontinued operations, net of tax	-	14		-

Net loss	$(381)	$(459)		$(386)

LOSS PER COMMON SHARE, BASIC AND DILUTED:
Loss from continuing operations	$(1.04)	$(1.49)		$(1.22)
Net loss	$(1.04)	$(1.45)		$(1.22)

Weighted average common shares outstanding, basic and diluted	366,120,096	317,413,472		317,413,472

(a) Pro forma results reflect certain sales of cable systems in the third quarter of 2006 and January 2007 as if they occurred as of January 1, 2006. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in the third quarter of 2006 and January 2007 have been reflected in the operating statistics. The pro forma data is based on information available to Charter as of the date of this document and certain assumptions that we believe are reasonable under the circumstances. The financial data required allocation of certain revenues and expenses and such information has been presented for comparative purposes and is not intended to provide any indication of what our actual financial position, or results of operations would have been had the transactions described above been presented for comparative purposes and is not intended to provide any indication of what our actual financial position, or results of operations would have been had the transactions described above been completed on the dates indicated or to project our results of operations for any future date.

(b) Operating expenses include programming, service, and advertising sales expenses.

(c) Selling, general and administrative expenses include general and administrative and marketing expenses.

March 31, 2006. Pro forma revenues were reduced by $33 million for the three months ended March 31, 2006. Pro forma operating costs and expenses were reduced by $23 million for the three months ended March 31, 2006. Pro forma net loss was reduced by $73 million for the three months ended March 31, 2006.

Adjusted EBITDA is a non-GAAP term. See page 6 of this addendum for the reconciliation of adjusted EBITDA to net cash flows from operating activities as defined by GAAP.

Addendum to Charter Communications, Inc. First Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

	March 31,	December 31,
	2007	2006

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$205	$60
Accounts receivable, net of allowance for doubtful accounts	158	195
Prepaid expenses and other current assets	86	84
Total current assets	449	339

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	5,178	5,217
Franchises, net	9,218	9,223
Total investment in cable properties, net	14,396	14,440

OTHER NONCURRENT ASSETS	332	321
Total assets	$15,177	$15,100

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,464	$1,298
Total current liabilities	1,464	1,298

LONG-TERM DEBT	19,276	19,062

NOTE PAYABLE - RELATED PARTY	59	57

DEFERRED MANAGEMENT FEES - RELATED PARTY	14	14

OTHER LONG-TERM LIABILITIES	709	692

MINORITY INTEREST	194	192

PREFERRED STOCK - REDEEMABLE	4	4

SHAREHOLDERS' DEFICIT	(6,543)	(6,219)
Total liabilities and shareholders' deficit	$15,177	$15,100

Addendum to Charter Communications, Inc. First Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)

	Three Months Ended March 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(381)	$(459)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	331	358
Asset impairment charges	-	99
Noncash interest expense	11	52
Deferred income taxes	68	7
Other, net	12	(7)
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	37	61
Prepaid expenses and other assets	(4)	3
Accounts payable, accrued expenses and other	192	95
Net cash flows from operating activities	266	209

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(298)	(241)
Change in accrued expenses related to capital expenditures	(32)	(7)
Purchase of cable system	-	(42)
Other, net	9	14
Net cash flows from investing activities	(321)	(276)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	911	415
Repayments of long-term debt	(691)	(759)
Proceeds from issuance of debt	-	440
Payments for debt issuance costs	(20)	(10)
Net cash flows from financing activities	200	86

NET INCREASE IN CASH AND CASH EQUIVALENTS	145	19
CASH AND CASH EQUIVALENTS, beginning of period	60	21
CASH AND CASH EQUIVALENTS, end of period	$205	$40

CASH PAID FOR INTEREST	$304	$240

NONCASH TRANSACTIONS:
Issuance of debt by Charter Communications Operating, LLC	$-	$37
Retirement of Renaissance Media Group LLC debt	$-	$(37)
Cumulative adjustment to Accumulated Deficit for the adoption of FIN 48	$56	$-

Addendum to Charter Communications, Inc. First Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED SUMMARY OF OPERATING STATISTICS

	Approximate
	Actual	Pro Forma as of
	March 31,	December 31,	March 31,
	2007 (a)	2006 (a)	2006 (a)

Customer Summary:
Customer Relationships:
Residential (non-bulk) analog video customers (b)	5,146,700	5,139,500	5,231,100
Multi-dwelling (bulk) and commercial unit customers (c)	268,700	259,400	247,500
Total analog video customers (b) (c)	5,415,400	5,398,900	5,478,600

Non-video customers (b)	300,900	295,800	271,700
Total customer relationships (d)	5,716,300	5,694,700	5,750,300

Average monthly revenue per analog video customer (e)	$88.00	$86.56	$78.33
Average monthly video revenue per analog video customer (m)	$54.03	$52.92	$51.35

Bundled customers (f)	2,317,600	2,192,700	1,956,200

Revenue Generating Units:
Analog video customers (b) (c)	5,415,400	5,398,900	5,478,600
Digital video customers (g)	2,862,900	2,797,900	2,683,500
Residential high-speed Internet customers (h)	2,525,900	2,402,000	2,203,000
Residential telephone customers (i)	572,600	445,800	191,100
Total revenue generating units (j)	11,376,800	11,044,600	10,556,200

Video Cable Services:
Analog Video:
Estimated homes passed (k)	11,702,800	11,691,800	11,553,700
Analog video customers (b)(c)	5,415,400	5,398,900	5,478,600
Estimated penetration of analog video homes passed (b) (c) (k) (l)	46%	46%	47%
Pro forma analog video customers quarterly net gain (loss) (b) (c) (n)	16,500	(42,000)	10,300

Digital Video:
Estimated digital video homes passed (k)	11,597,000	11,556,300	11,373,800
Digital video customers (g)	2,862,900	2,797,900	2,683,500
Estimated penetration of digital homes passed (g) (k) (l)	25%	24%	24%
Digital penetration of analog video customers (b) (c) (g) (o)	53%	52%	49%
Digital set-top terminals deployed	4,100,300	4,008,400	3,814,800
Pro forma digital video customers quarterly net gain (g) (n)	65,000	40,800	56,500

Non-Video Cable Services:
High-Speed Internet Services:
Estimated high-speed Internet homes passed (k)	10,848,700	10,832,300	10,623,600
Residential high-speed Internet customers (h)	2,525,900	2,402,000	2,203,000
Estimated penetration of high-speed Internet homes passed (h) (k) (l)	23%	22%	21%
Average monthly high-speed Internet revenue per high-speed Internet customer (m)	$40.04	$39.02	$37.28
Pro forma residential high-speed Internet customers quarterly net gain (h) (n)	123,900	58,900	105,400

Telephone Services:
Estimated telephone homes passed (k)	7,264,000	6,799,300	3,911,600
Residential telephone customers (i)	572,600	445,800	191,100
Estimated penetration of telephone homes passed (h) (k) (l)	8%	7%	5%
Average monthly telephone revenue per telephone customer (m)	$42.06	$42.25	$42.53
Pro forma residential telephone customers quarterly net gain (i) (n)	126,800	106,200	55,100

Pro forma operating statistics reflect the acquisition of cable systems in January 2006 and the sales of cable systems in the third quarter of 2006 and January 2007 as if such transactions had occurred as of January 1, 2006 for all periods presented. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in January 2006, the third quarter of 2006 and January 2007 have been reflected in the operating statistics.

At December 31, 2006 analog video customers, digital video customers, high-speed Internet customers and telephone customers were 5,433,300, 2,808,400, 2,402,200 and 445,800, respectively.

At March 31, 2006 analog video customers, digital video customers, high-speed Internet customers and telephone customers were 5,913,900, 2,866,400, 2,322,400 and 191,100, respectively.

See footnotes to unaudited summary of operating statistics on page 5 of this addendum.

Addendum to Charter Communications, Inc. First Quarter 2007 Earnings Release

(a) "Customers" include all persons our corporate billing records show as receiving service (regardless of their payment status), except for complimentary accounts (such as our employees). In addition, at March 31, 2007, December 31, 2006 and March 31, 2006, “customers” include approximately 31,700, 35,700 and 48,500 persons whose accounts were over 60 days past due in payment, approximately 4,100, 6,000 and 11,900 persons whose accounts were over 90 days past due in payment and approximately 2,000, 2,700 and 7,800 of which were over 120 days past due in payment, respectively.

(b) "Analog video customers" include all customers who receive video services (including those who also purchase high-speed Internet and telephone services) but excludes approximately 300,900, 288,000 and 271,700 customer relationships at March 31, 2007, December 31, 2006 and March 31, 2006, respectively, who receive high-speed Internet service only or telephone service only and who are only counted as high-speed Internet customers or telephone customers.

(c) Included within "analog video customers" are those in commercial and multi-dwelling structures, which are calculated on an equivalent bulk unit (“EBU”) basis. EBU is calculated for a system by dividing the bulk price charged to accounts in an area by the most prevalent price charged to non-bulk residential customers in that market for the comparable tier of service. The EBU method of estimating analog video customers is consistent with the methodology used in determining costs paid to programmers and has been used consistently. As we increase our effective analog video prices to residential customers without a corresponding increase in the prices charged to commercial service or multi-dwelling customers, our EBU count will decline even if there is no real loss in commercial service or multi-dwelling customers.

(d) "Customer relationships" include the number of customers that receive one or more levels of service, encompassing video, Internet and telephone services, without regard to which service(s) such customers receive. This statistic is computed in accordance with the guidelines of the National Cable & Telecommunications Association (NCTA) that have been adopted by eleven publicly traded cable operators, including Charter.

(e) "Average monthly revenue per analog video customer" is calculated as total quarterly revenue divided by three divided by average analog video customers during the respective quarter.

(f) "Bundled customers" include customers receiving a combination of at least two different types of service, including Charter's video service, high-speed Internet service or telephone. "Bundled customers" do not include customers who only subscribe to video service.

(g) "Digital video customers" include all households that have one or more digital set-top boxes or cable cards deployed. Included in "digital video customers" on March 31, 2007, December 31, 2006 and March 31, 2006 are approximately 3,500, 4,700 and 6,700 customers, respectively, that receive digital video service directly through satellite transmission.

(h) "Residential high-speed Internet customers" represent those residential customers who subscribe to our high-speed Internet service. At March 31, 2007, December 31, 2006 and March 31, 2006, approximately 2,249,700, 2,133,400 and 1,952,100 of these high-speed Internet customers, respectively, receive video and/or telephone services from us and are included within the respective statistics above.

(i) "Residential telephone customers" include all residential customers receiving telephone service. As of March 31, 2007, December 31, 2006 and March 31, 2006, approximately 547,900, 418,600 and 170,300 of these telephone customers, respectively, receive video and/or high-speed Internet services from us and are included within the respective statistics above.

(j) "Revenue generating units" represent the sum total of all analog video, digital video, high-speed Internet and telephone customers, not counting additional outlets within one household. For example, a customer who receives two types of service (such as analog video and digital video) would be treated as two revenue generating units, and if that customer added on high-speed Internet service, the customer would be treated as three revenue generating units. This statistic is computed in accordance with the guidelines of the NCTA that have been adopted by eleven publicly traded cable operators, including Charter.

(k) "Homes passed" represent our estimate of the number of living units, such as single family homes, apartment units and condominium units passed by our cable distribution network in the areas where we offer the service indicated. "Homes passed" exclude commercial units passed by our cable distribution network. These estimates are updated for all periods presented when estimates change.

(l) "Penetration" represents customers as a percentage of homes passed for the service indicated.

(m) "Average monthly revenue per customer" represents quarterly revenue for the service indicated divided by three divided by the number of customers for the service indicated during the respective quarter.

(n) "Pro forma quarterly net gain (loss)" represents the pro forma net gain or loss in the respective quarter for the service indicated.

(o) "Digital penetration of analog video customers" represents the number of digital video customers as a percentage of analog video customers.

Addendum to Charter Communications, Inc. First Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

	Three Months Ended March 31,
	2007	2006	2006
	Actual	Actual	Pro Forma (a)

Net cash flows from operating activities	$266	$209	$186
Less: Purchases of property, plant and equipment	(298)	(241)	(233)
Less: Change in accrued expenses related to capital expenditures	(32)	(7)	(7)

Free cash flow	(64)	(39)	(54)

Interest on cash pay obligations (b)	453	416	406
Purchases of property, plant and equipment	298	241	233
Change in accrued expenses related to capital expenditures	32	7	7
Other, net	2	5	5
Change in operating assets and liabilities	(225)	(159)	(159)

Adjusted EBITDA from continuing and discontinued operations (c)	$496	$471	$438

(a) Pro forma results reflect certain sales of cable systems in the third quarter of 2006 and January 2007 as if they occurred as of January 1, 2006.

(b) Interest on cash pay obligations excludes accretion of original issue discounts on certain debt securities and amortization of deferred financing costs that are reflected as interest expense in our consolidated statements of operations.

(c) See page 1 of this addendum for detail of the components included within adjusted EBITDA. Adjusted EBITDA of $471 million for the three months ended March 31, 2006 includes $23 million of adjusted EBITDA recorded in discontinued operations in our consolidated statements of operations.

The above schedules are presented in order to reconcile adjusted EBITDA and free cash flows, both non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

Addendum to Charter Communications, Inc. First Quarter 2007 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CAPITAL EXPENDITURES
(DOLLARS IN MILLIONS)

	Three Months Ended March 31,
	2007	2006

Customer premise equipment (a)	$161	$130
Scalable infrastructure (b)	49	34
Line extensions (c)	24	26
Upgrade/Rebuild (d)	12	9
Support capital (e)	52	42

Total capital expenditures	$298	$241

(a) Customer premise equipment includes costs incurred at the customer residence to secure new customers, revenue units and additional bandwidth revenues. It also includes customer installation costs in accordance with SFAS No. 51 and customer premise equipment (e.g., set-top terminals and cable modems, etc.).

(b) Scalable infrastructure includes costs, not related to customer premise equipment or our network, to secure growth of new customers, revenue units and additional bandwidth revenues or provide service enhancements (e.g., headend equipment).

(c) Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).

(d) Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.

(e) Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles).

Addendum to Charter Communications, Inc. First Quarter 2007 Earnings Release